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Exhibit 5.2

January 13, 2009

Level 3 Communications, Inc.
1025 Eldorado Blvd.
Broomfield, Colorado 80021

Ladies and Gentlemen:

        I am the Executive Vice President and Chief Legal Officer of Level 3 Communications, Inc. (the "Company"). This opinion is being delivered in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company on January 13, 2009 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of (i) $200,124,000 aggregate principal amount of 15% Convertible Senior Notes due 2013 (the "15% Notes") of the Company, (ii) $40,000,000 aggregate principal amount of 6% Convertible Subordinated Notes due 2010 (the "6% Notes") of the Company, (iii) $294,732,000 aggregate principal amount at maturity of 9% Convertible Senior Discount Notes due 2013 (the "9% Notes" and, together with the 15% Notes and the 6% Notes, the "Notes") of the Company and (iv) 731,450,825 shares (the "Shares") of the common stock, par value $0.01 per share ("Common Stock"), of the Company, which includes 140,976,388 shares of Common Stock issuable upon conversion of the Notes and 590,474,437 shares of Common Stock (the "Owned Shares") otherwise held by the selling securityholders named in the Registration Statement. The Notes and the Shares are to be offered and sold by securityholders of the Company from time to time as set forth in the Registration Statement, and any amendments or supplements thereto.

        In preparation of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates of officers of the Company and such other documents relating to the authorization and issuance of the Shares, including the Registration Statement, and have made such investigations of law, as I have deemed relevant and necessary as a basis for the opinion hereafter set forth. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic originals of all documents submitted to me as copies.

A.
Based upon the foregoing and subject to the qualifications expressed below, I am of the opinion that:

1.
The Owned Shares have been duly authorized and validly issued and are fully paid and non-assessable.

B.
The foregoing opinion is subject to the following:

1.
The opinion expressed herein is given as of the date hereof, and I assume no obligation to update or supplement such opinion to reflect any fact or circumstance that may hereafter come to my attention or any change in law that may hereafter occur or hereinafter become effective.

2.
I am a member of the bar of the State of Nebraska. I express no opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law (and the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such law).

3.
This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

4.
This opinion is furnished by me solely in my capacity as an officer of the Company and not as an individual.

5.
This opinion is being furnished solely to you in connection with the above matter and may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my express, prior written consent.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to me under the caption "Legal Matters" in the prospectus included in the Registration Statement. I do not admit by giving this consent that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
LEVEL 3 COMMUNICATIONS, INC.
/s/ Thomas C. Stortz, Esq. Thomas C. Stortz, Esq. Executive Vice President and Chief Legal Officer

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  Exhibit 5.2